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Exhibit 23.3

Consent of Independent Auditor

        We consent to the use in this Amendment No. 1 to the Registration Statement (No. 333-224196) on Form S-1 of Carbon Black, Inc. of our report dated July 13, 2016, relating to the financial statements of Confer Technologies, Inc., appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference of our firm under the heading "Experts" in such Registration Statement.

/s/ RSM US LLP

Boston, Massachusetts
April 23, 2018

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  Exhibit 23.3